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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: January 11, 2002
                                        ----------------
                        (Date of earliest event reported)


                            IMPCO Technologies, Inc.
                            ------------------------
             (Exact name of Registrant as specified in its charter)


         Delaware                   001-15143               91-1039211
----------------------------      ------------           -----------------
(State or other jurisdiction       (Commission            (I.R.S. employer
     of incorporation)             file number)           identification no.)



                 16804 Gridley Place, Cerritos, California 90703
                 -----------------------------------------------
           (Address of principal executive offices including Zip Code)


Registrant's telephone number, including area code      (562) 860-6666
                                                       ----------------


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Item 5. Other Events.

     On January 11, 2002, IMPCO Technologies, Inc. (the "Company") sold an aggregate of 2,000,000 shares of its common stock to institutional and accredited investors for gross proceeds of $22.5 million. The investors also received warrants to purchase an aggregate of 200,000 shares of common stock. The shares and warrants were issued in a private placement transaction pursuant to Section 4(2) and Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). In connection with the transaction, the Company has agreed to register the shares sold in the transaction and the common stock underlying the warrants for resale under the Securities Act.

     The Company has issued a press release regarding the transaction which is included as Exhibit 99.1 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

Exhibit
Number                             Description
-------                            -----------

10.42       Common Stock and Warrants Purchase Agreement, dated January 11, 2002

10.43       Registration Rights Agreement, dated January 11, 2002

10.44       Form of Stock Purchase Warrant, dated January 11, 2002

99.1        Press Release dated January 11, 2002


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      IMPCO TECHNOLOGIES, INC.

                                      By:  /s/ William B. Olson
                                           -------------------------------------
                                           William B. Olson

                                           Chief Financial Officer and Treasurer

Date:  January 11, 2002


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                                INDEX TO EXHIBITS

Exhibit
Number                                      Description
-------                                     -----------


10.42      Common Stock and Warrants Purchase Agreement, dated January 11, 2002

10.43      Registration Rights Agreement, dated January 11, 2002

10.44      Form of Stock Purchase Warrant, dated January 11, 2002

99.1       Press Release dated January 11, 2002